Exhibit 99
Additional Transactions for Table I

1.Title of Security 2. Transaction Date (Month/Day/Year) 2A. Deemed Execution
Date, if any (Month/Day/Year) 3. Transaction Code (Instr. 8)  4. Securities
Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5) 5. Amount of Securities
Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4) 6.
Ownership Form: Direct (D) or Indirect (I) (Instr. 4) 7. Nature of Indirect
Beneficial Ownership (Instr. 4)

Common Stock 04/13/2018  P  19,883(1) A $7.9259 448,000(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/12/2018  P  19,400(1) A $7.9249 428,117(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/11/2018  P  11,866(1) A $7.8894 408,717(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/10/2018  P  24,200(1) A $7.9974 396,851(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/09/2018  P  23,843(1) A $7.9827 372,651(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/06/2018  P  25,057(1) A $7.8497 348,808(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/05/2018  P  26,072(1) A $7.8891 323,751(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/04/2018  P  26,600(1) A $7.7871 297,679(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/03/2018  P  25,499(1) A $7.8235 271,079(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 04/02/2018  P  26,600(1) A $7.7584 245,580(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/29/2018  P  11,874(1) A $7.8043 218,980(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/28/2018  P  23,554(1) A $7.7728 207,106(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/27/2018  P  24,600(1) A $7.7907 183,552(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/26/2018  P  23,791(1) A $7.8094 158,952(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/23/2018  P  21,800(1) A $7.8715 135,161(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/22/2018  P  21,800(1) A $7.9339 113,361(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/21/2018  P  19,051(1) A $7.9425 91,561(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/20/2018  P  21,800(1) A $7.9005 72,510(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/19/2018  P  21,800(1) A $7.9338 50,710(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/16/2018  P  14,210(1) A $8.1651 28,910(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)
Common Stock 03/15/2018  P  14,700(1) A $8.123 14,700(1) I Indirect ownership through acquisitions by THL Credit Advisors LLC (2)

(1) Pursuant to instruction 4(b)(iv), the entire amount of the interest held by
THL Credit Advisors LLC has been reported.
(2) The transactions reported herein were conducted under a Rule 10b5-1
Plan.